EX-99.23.i.ii

J. W. BROWN (1911-1995)       BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS               ATTORNEYS AND COUNSELORS AT LAW
ROBERT S BROWN                         3500 CAREW TOWER
DONALD S. MENDELSOHN                   441 VINE STREET
LYNNE SKILKEN                       CINCINNATI, OHIO 45202
AMY G. APPLEGATE                   TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA             TELECOPIER (513) 381-2125
MELANIE S. CORWIN

                                                              JOANN M. STRASSER
                                                             AARON A. VANDERLAAN
                                                             LAWRENCE A. ZEINNER


                                                                  OF COUNSEL
                                                               GILBERT BETTMAN
                                                                 (1918 - 2000)
                               September 28, 2001

Analysts Investment Trust
7750 Montgomery Road
Cincinnati, Ohio  45236

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 13 to the Registration Statement of the Analysts Investment Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that after Post-Effective Amendment No. 13 is effective for purposes of federal and applicable state securities laws, the shares of the Analysts Stock Fund, the Analysts Aggressive Stock Fund and the Analysts Fixed Income Fund, each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 13 to the Registration Statement.

                                            Very truly yours,


                                             /S/
                                            Brown, Cummins & Brown Co., L.P.A.




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